EXECUTIVE EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective October 1, 2014 (the “Effective Date”), by and between ARKANOVA ENERGY CORPORATION, a Nevada corporation (the “Company”), and REGINALD DENNY, an individual and resident of 16709 French Harbour Court, Austin, Texas 78734 (the "Executive").

WHEREAS, the Company is in the business of locating, acquiring and exploring oil and gas properties;

WHEREAS, the Executive has experience in the control and senior management functions of companies in the oil & gas industry in particular; and

WHEREAS, the Executive is currently employed by the Company and the Executive and the Company seek to enter into this Agreement, to be effective upon the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.      Employment. On the Effective Date, the Executive is hereby employed and engaged to serve the Company as the Chief Financial Officer of the Company, and such additional titles as the board of directors of the Company (the “Board”) may specify from time to time, and the Executive does hereby accept and agree to such engagement and employment.

2.      Employment Term. This Agreement has a term of one (1) year, beginning on the Effective Date (the “Employment Term”). Upon expiration of the initial Employment Term, this Agreement will automatically renew for another one (1) year unless terminated in writing by either party no less than sixty (60) days prior to the expiration or by either party pursuant to Section 16 of this Agreement.

3.      Directorship. Provided the Executive is not in breach of any terms of this Agreement, and during the Employment Term, the Company agrees to nominate the Executive for election as a director of the Company at all meetings of stockholders held for the purpose of electing directors.

4.      Duties. The Executive’s duties will be such duties and responsibilities as the Board may specify, assign and reassign, in its sole and absolute discretion from time to time, and will entail those duties customarily performed by the Chief Financial Officer of a company with the revenue and number of employees commensurate with those of the Company. Without limiting the generality of the foregoing, the Executive’s duties will include the following:

(a)	management of the complete accounting function to include payables, receivables, payroll, general ledger, asset control, purchasing, inventory, depletion and depreciation, etc.;

(b)	production of financial statements in accordance with United States GAAP, and management reports, on a monthly basis and on an as needed basis;

(c)	preparation of budgets and forecasts with expenditure analysis and variance reporting to include capital, operational and financial;

(d)	management of cash balances for timely commitment of funds and float control;

(e)	responsible for all tax matters as to production and timely filing;

(f)

prepare and file necessary disclosure documents with the SEC, including quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K, and applicable documents with the FERC, and any and all documents necessary to be filed with the State of Arkansas and other governmental agencies;

(g)	ensure compliance with contracts and agreements, their recording and classification, enforceability and legality (with legal counsel);

(h)	maintain the corporate records, minutes and bylaws for compliance with management, shareholders and the IRS and government agencies;

(i)	maintain adequate insurance for all coverages and conduct periodic reviews for rates, coverages and any changes to operating conditions;

(j)	implement a software package to facilitate the recording of operations, update as necessary and maintain the security of the system; and

(k)	liaison with audit firms for the annual audit and SEC filings.

(collectively the “Duties”).

5.      Reporting. The Executive will report to the President and Chief Executive Officer of the Company (the “CEO”).

6.      Best Efforts of the Executive. During his employment hereunder, the Executive must

(a)	devote his business time, best efforts, business judgment, skill, and knowledge to the advancement of the Company's interests and to the discharge of his duties and responsibilities hereunder;

(b)	diligently and faithfully execute and perform the Duties and responsibilities, subject to the general supervision and control of the CEO; and

(c)	conduct and maintain a professional relationship with all parties interacting with the Company with the utmost regard for honesty and integrity.

7.      Business Opportunities. During the Employment Term, the Executive agrees to bring to the attention of the Board all written business proposals that come to the Executive’s attention and all business or investment opportunities of an oil and gas nature that are created or devised by the Executive and that relate to areas in which the Company conducts business and might reasonably be expected to be of benefit or interest to the Company or any of its subsidiaries. The Executive may not participate in or compete within a 25 mile radius of existing projects.

8.      Other Business, etc. The Company recognizes that the Executive is actively engaged in other business, investments, and personal pursuits. Nothing in this Agreement precludes the Executive from devoting reasonable periods required for:

(a)	serving as a director or member of a committee of any organization or corporation involving no conflict of interest with the interests of the Company;

(b)

serving as a consultant in his area of expertise (in areas other than in connection with the business of the Company), to government, industrial, and academic panels where it does not conflict with the interests of the Company; and

(c)

managing his personal investments or engaging in any other business; provided that such activities do not interfere with the regular performance of his duties and responsibilities under this Agreement as determined by the Company.

9.      Compensation of the Executive.

(a)

As compensation for the services provided by the Executive under this Agreement, the Company will pay the Executive an annual salary of $175,000.00, to be paid in accordance with the Company's usual payroll procedures (the “Salary”).

(b)	In addition to the Salary, the Executive may be eligible to receive an annual bonus determined by the Board based on the performance of the Company.

10.      Stock Option Grant. The Company may, in its discretion, grant to the Executive incentive stock options to acquire shares of the Company’s common stock on such terms as to be determined by the Board and in accordance with applicable securities laws.

11.      Benefits. The Executive will also be entitled to participate in any and all Company benefit plans, from time to time, in effect for employees of the Company. Such participation will be subject to the terms of the applicable plan documents and generally applicable Company policies.

12.      Vacation, Sick Leave and Holidays. During the Employment Term, the Executive is entitled to four (4) weeks of paid vacation in accordance with Company policies established and in effect from time to time, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies. In addition, the Executive is entitled to such sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time.

13.      Business Expenses and Indemnity.

(a)

The Company must promptly reimburse the Executive for all reasonable out-of- pocket business expenses incurred in performing the Executive’s duties and responsibilities hereunder in accordance with the Company's policies, provided the Executive promptly furnishes to the Company adequate records of such expenses.

(b)

The Company agrees to indemnify and hold the Executive harmless from any liability, damage, or claim, including reasonable attorneys’ fees incurred by the Executive related to the Company or its activities, provided that the Company will not be liable for any action for the Executive’s gross negligence or willful neglect.

14.      Location of the Executive's Activities. The Executive’s principal place of business in the performance of his duties and obligations under this Agreement will be in either the Houston or Austin metropolitan areas, as determined by the Company in its discretion. Notwithstanding the preceding sentence, the Executive will engage in such travel and spend such time in other places as may be necessary or appropriate in furtherance of his duties hereunder.

15.      Confidentiality. The Executive recognizes that the Company has and will have business affairs, products, future plans, trade secrets, customer lists, and other vital information (collectively "Confidential Information") that are valuable assets of the Company. The Executive agrees that he will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Confidential Information to any third party without the prior written consent of the Board. The Executive must protect the Confidential Information and treat it as strictly confidential.

16.      Termination. Except as provided in Section 2 of this Agreement, the Executive’s employment hereunder will terminate under the following circumstances:

(a)

Voluntary Termination by the Executive. The Executive has the right to voluntarily terminate this Agreement and his employment hereunder at any time during the Employment Term upon three months’ prior written notice.

(b)

Voluntary Termination by the Company. The Company has the right to voluntarily terminate this Agreement and the Executive’s employment hereunder at any time during the Employment Term upon three months’ prior written notice.

(c)

Termination for Cause. The Company has the right to terminate this Agreement and the Executive’s employment hereunder at any time for cause. As used in this Agreement, "cause" means any of the following:

	(i)	Refusal by the Executive to implement or adhere to lawful policies or directives of the Board or the CEO;

	(ii)	Breach of this Agreement by the Executive;

	(iii)	The Executive’s conviction of a felony;

	(iv)	The Executive’s conviction of a misdemeanor involving fraud, theft, deceit, misrepresentation, conspiracy, breach of trust or breach of fiduciary duty;

(v)

The Executive receiving a reprimand, suspension, fine or other administrative penalty from the United States Securities and Exchange Commission or state regulator in a matter that involves fraud, theft, deceit, misrepresentation, conspiracy, breach of trust, breach of fiduciary duty or insider trading made after the signed date of this contract; or

	(vi)	Breach of fiduciary duty or the misappropriation by the Executive of funds from or resources of the Company.

“Cause” will not be deemed to exist unless the Company has first given the Executive a written notice thereof specifying in reasonable detail the facts and circumstances alleged to constitute "cause" and, thirty (30) days after such notice has been given, such conduct has, or such circumstances have, as the case may be, not entirely ceased and not been entirely remedied.

(d)	Termination Upon Death or for Disability. This Agreement and the Executive’s employment hereunder, will automatically terminate upon:

	(i)	the Executive’s death; or

(ii)

upon written notice to the Executive and certification of the Executive’s disability by a qualified physician or a panel of qualified physicians if the Executive becomes disabled beyond a period of twelve (12) months and is unable to perform the duties contain in this Agreement.

(e)	Termination on “Change of Control”.

	(i)	“Change of Control Event” means the occurrence of any one of the events set out in Subsections A. to C. below:

A.

The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors,

B.

The approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company in which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or

C.

A liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company, which, for greater certainty, is deemed to occur in the event the Company sells or disposes of all or substantially all of the assets of a subsidiary of the Company.

In the case of the occurrence of any of the events set forth in this Section 16(e), a Change of Control Event will be deemed to occur immediately prior to the occurrence of any such events. The following will not constitute a Change of Control Event:

D.

If the sole purpose of the event is to change the jurisdiction of the Company’s organization or to create a holding Company, partnership or trust that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such event; or

	E.	If the Executive is part of a purchasing group that consummates the Change of Control Event.

(ii)	If a Change of Control Event occurs with respect to the Company, the Executive’s Employment will automatically terminate and the Company will pay the Executive an amount equal to the total of:

	A.	the Salary for a period of 18 months; and

	B.	the Executive’s cost for a period of 18 months to obtain family and/or spousal health insurance that is similar in coverage to that provided to the Executive as of the date of the Change of Control, which amount is payable within 30 days of the Change of Control Event.

(f)	Effect of Termination.

(i)

In the event that this Agreement and the Executive’s employment is terminated for cause pursuant to Section 16(c), all obligations of the Company and all duties, responsibilities and obligations of the Executive under this Agreement will cease upon the effective date of such termination. Upon such termination, the Executive will be entitled to receive only the compensation, benefits, and reimbursement earned by or accrued to the Executive under the terms of this Agreement prior to the date of termination, but will not be entitled to any further compensation, benefits, or reimbursement after such date.

(ii)

In the event the Executive or the Company voluntarily terminates this Agreement pursuant to Sections 16(a) or 16(b), or in the event of the termination of this Agreement upon death or disability of the Executive pursuant to Section 16(d), the Executive will be entitled to all compensation pursuant to Section 9 of this Agreement for the period through the effective termination date, provided that, in the case of death or disability, payment may be made to the Executive’s appointed trustee.

	(iii)	Other than as set forth above, the Executive will not be entitled to any further compensation, benefits, or reimbursement after the date of his termination.

(g)

Resignation as Director. In the event that the Executive’s employment is terminated by the Company for cause, the Executive agrees to immediately resign as a director of the Company and any related entities. For the purposes of this Section 16, the term “the Company” will be deemed to include subsidiaries, parents, and affiliates of the Company.

17.      Governing Law, Jurisdiction and Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without giving effect to any applicable conflicts of law provisions.

18.      The Executive’s Representations and Warranties. The Executive hereby represents and warrants that he is not under any contractual obligation to any other company, entity or individual that would prohibit or impede the Executive from performing his duties and responsibilities under this Agreement and that he is free to enter into and perform the duties and responsibilities required by this Agreement. The Executive hereby agrees to indemnify and hold the Company and its officers, directors, employees, shareholders and agents harmless in connection with the representations and warranties made by the Executive in this Section 18. 19. Notices. All demands, notices, and other communications to be given hereunder, if any, must be in writing and will be sufficient for all purposes if personally delivered, sent by facsimile or sent by United States mail to the address below or such other address or addresses as such party may hereafter designate in writing to the other party as herein provided.

The Company:	The Executive:
Arkanova Energy Corporation	Reginald Denny
305 Camp Craft Road, Suite 525,	16709 French Harbour Court
Austin, TX 78746	Austin, Texas 78734

20.      Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement, whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

21.      No Assignment of Agreement. This Agreement is for the unique personal services of the Executive and is not assignable or delegable, in whole or in part, by the Executive or the Company.

22.      Currency. All dollar amounts referred to in this Agreement are in lawful money of the United States.

23.      Headings. The headings contained in this Agreement are for reference only and do not in any way affect the meaning or interpretation of this Agreement.

24.      Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable.

25.      No Waiver. The failure of either party to enforce any provision of this Agreement is not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

26.      Independent Legal Advice. The Executive acknowledges that he has read and understands this Agreement, and acknowledges that:

(a)	he has read and understands this Agreement;

(b)	Clark Wilson LLP acts solely for the Company with respect to the preparation of this Agreement and cannot provide the Executive with any advice regarding same; and

(c)	he has had the opportunity to obtain independent legal advice to respect to this Agreement.

27.      Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument and, in pleading or proving any provision of this Agreement, it will not be necessary to produce more than one of such counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ARKANOVA ENERGY CORPORATION

By: /s/ Erich Hofer	/s/ Reginald Denny
Erich Hofer, Independent Director	REGINALD DENNY